Exhibit 99.1


           Ultratech Announces Second Quarter 2007 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--July 26, 2007--Ultratech, Inc. (NASDAQ:UTEK) today announced unaudited results for the three-month and six-month periods ended June 30, 2007.

    For the second quarter of fiscal 2007, Ultratech reported net sales of $30.0 million compared to $26.0 million during the second quarter of 2006. Ultratech's net income for the second quarter of 2007 was $1.0 million or $0.04 per share (diluted) compared to a net loss of $1.2 million or $0.05 per share for the same quarter last year.

    For the first six months of 2007, Ultratech reported net sales of $57.4 million compared to net sales of $61.0 million in the first six months of 2006. Ultratech reported a net loss of $2.2 million or $0.10 per share during the first half of 2007, compared to net income of $0.4 million or $0.02 per share (diluted) for the first half of 2006.

    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "The second quarter results represented a solid quarter of execution. We improved our bottom line as a result of our actions to reduce costs and improve operational efficiency."

    "During the quarter, logic device manufacturers invested in laser processing for 65nm production and 45nm development as evidenced by the shipment of a LSA100 tool and taking another tool into revenue for the quarter. Our advanced packaging products drove the company's business predominately in the solder bump 300mm area," continued Zafiropoulo.

    "Ultratech will continue to improve operational efficiency to reduce product costs," Zafiropoulo concluded.

    At June 30, 2007, Ultratech had $130.4 million in cash, cash equivalents, short-term investments and long-term investments. Working capital was $120.7 million and stockholders' equity was $7.45 per share based on 23,298,477 total shares outstanding on June 30, 2007.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on
Thursday, July 26, 2007. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.

    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call until 9:00 p.m. Pacific Time, July 28, 2007. You may access the telephone replay by dialing 888-203-1112 for domestic callers, 719-457-0820 for international callers and entering access code: 6656241.

    Profile

    Ultratech, Inc. (NASDAQGM:UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography, in addition to being a pioneer of laser processing. Its advanced-packaging lithography systems deliver strong cost-of-ownership, repeatability and throughput advantages, and are widely used worldwide in the fabrication of semiconductors and FPDs. Ultratech's advanced laser processing technology enhances yields, while enabling a cost-effective transfer to 65-nm and below production, and is being integrated into the manufacturing lines of leading-edge semiconductor manufacturers. Ultratech's home page on the World Wide Web is located at: www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to integration of Oraxion's technology and products with our technology and products and market acceptance thereof; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; changes in accounting policies or interpretations of such policies; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2006 as amended and Quarterly Report on Form 10Q for the quarter ended March 31, 2007. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

                         - Tables to Follow -



                            ULTRATECH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                                Jun. 30,      Dec. 31,
 (In thousands )                                  2007        2006(a)
 ---------------------------------------------------------------------
 ASSETS                                          (Unaudited)

 Current assets:
 -------------------------
      Cash, cash equivalents, and
        short-term investments                      $96,441    $78,090
      Accounts receivable                            19,887     18,054
      Inventories                                    37,265     40,988
      Prepaid expenses and other
        current assets                                3,137      2,181
 ---------------------------------------------------------------------
 Total current assets                               156,730    139,313

 Long-term investments                               33,997     48,328

 Equipment and leasehold
    improvements, net                                19,105     20,326

 Demonstration inventories, net                       4,321      4,717

 Other assets                                         2,109      3,366
 ---------------------------------------------------------------------

 Total assets                                      $216,262   $216,050
 =====================================================================


 ---------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
 -------------------------
      Notes payable                                  $9,705     $6,974
      Accounts payable                                7,036     10,440
      Deferred product and service income             6,244      2,950
      Other current liabilities                      13,030     13,998
 ---------------------------------------------------------------------
 Total current liabilities                           36,015     34,362

 Other liabilities                                    6,660      7,580

 Stockholders' equity                               173,587    174,108
 ---------------------------------------------------------------------

 Total liabilities and stockholders' equity        $216,262   $216,050
 =====================================================================

 (a) The balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date.




                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)



----------------------------------------------------------------------
                                  Three Months Ended  Six Months Ended
                                  ------------------- ----------------
                                  Jun. 30,   Jul. 1,  Jun. 30, Jul. 1,
(In thousands, except per share
 amounts)                           2007      2006      2007    2006
----------------------------------------------------- ----------------
Total net sales(a)                  $30,011   $26,043  $57,379 $60,987
Cost of sales:
--------------------------------
   Cost of products sold             14,413    11,821   28,873  30,937
   Cost of services                   2,422     2,411    4,530   4,582
----------------------------------------------------- ----------------
Total cost of sales                  16,835    14,232   33,403  35,519
----------------------------------------------------- ----------------
Gross profit                         13,176    11,811   23,976  25,468
Operating expenses:
---------------------------------
   Research, development, and
      engineering                     5,836     6,350   11,800  12,503
   Selling, general, and
      administrative                  7,561     8,345   16,863  15,642
----------------------------------------------------- ----------------
Operating income (loss)               (221)   (2,884)  (4,687) (2,677)
Interest expense                      (138)      (32)    (471)    (44)
Interest and other income, net        1,446     1,712    3,115   3,229
----------------------------------------------------- ----------------

Income (loss) before tax              1,087   (1,204)  (2,043)     508
Income taxes                             67      (28)      182     102
----------------------------------------------------------------------
Net income (loss)                    $1,020  ($1,176) ($2,225)    $406
----------------------------------------------------------------------
Earnings per share - basic:
---------------------------------
   Net income (loss)                  $0.04   ($0.05)  ($0.10)   $0.02
   Number of shares used in per
    share calculations - basic       23,368    23,927   23,395  23,879
Earnings per share - diluted:
---------------------------------
   Net income (loss)                  $0.04   ($0.05)  ($0.10)   $0.02
   Number of shares used in per
    share calculations - diluted     23,467    23,927   23,395  25,031
----------------------------------------------------------------------

(a)Systems Sales                    $21,818   $17,972  $40,624 $44,845
   Parts Sales                        4,478     4,390    9,179   8,926
   Service Sales                      3,615     3,581    7,476   7,116
   License Sales                        100       100      100     100
----------------------------------------------------------------------
    Total Sales                     $30,011   $26,043  $57,379 $60,987
----------------------------------------------------------------------


    (UTEK-F)


    CONTACT: Ultratech, Inc., San Jose
             Bruce Wright, 408-321-8835
             Sr. Vice President, Finance/CFO
             or
             Laura Rebouche, 408-321-8835
             Vice President of Investor Relations and
             Corporate Communications